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                                               FILED PURSUANT TO RULE 424(B)(3)
                                                    REGISTRATION NO: 333-173731
AXA Equitable Life Insurance Company

SUPPLEMENT DATED OCTOBER 1, 2013 TO THE CURRENT VARIABLE ANNUITY PROSPECTUSES

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This Supplement updates certain information in the most recent prospectus and statement of additional information you received and in any supplements to that prospectus and statement of additional information (collectively, the ''Prospectus''). You should read this Supplement in conjunction with the Prospectus and retain it for future reference. Unless otherwise indicated, all other information included in the Prospectus remains unchanged and the Prospectus is hereby incorporated by reference. The terms and section headings we use in this Supplement have the same meaning as in the Prospectus. We will send you another copy of any prospectus or supplement without charge upon request. Please contact the customer service group referenced in the Prospectus.

The purpose of this Supplement is to provide information to owners in Florida.

If you reside in the state of Florida, you may cancel your variable annuity contract and return it to us within 21 days from the date that you receive it. You will receive an unconditional refund equal to the greater of the cash surrender value provided in the annuity contract, plus any fees or charges deducted from the contributions or imposed under the contract, or a refund of all contributions paid.




     Distributed by affiliate AXA Advisors, LLC and for certain contracts co-distributed by affiliate
                             AXA Distributors, LLC
                          1290 Avenue of the Americas
                              New York, NY 10104

              Copyright 2013 AXA Equitable Life Insurance Company
                             All rights reserved.

                     AXA Equitable Life Insurance Company
                          1290 Avenue of the Americas
                              New York, NY 10104
                                 212-554-1234

                   Acc 13, RC 13, SCS, Equi-vest
                   201, 701, 801, 900,
                   901, 300+, Income Manager
                   NB FL ONLY                                           #601043
                   EVM 18 (10/13)                                151162 (10/13)